UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 3, 2011 (December 27, 2010)

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   Fiscal 2011 Base Salaries.  On December 27, 2010, the Compensation Committee of the Board of Directors of MOCON, Inc. approved base salary increases for MOCON’s executive officers to be effective January 1, 2011.  The fiscal 2011 base salaries for MOCON’s executive officers, as set forth in the table below, represent an increase of five percent over such individuals’ base salaries for 2010, plus an additional $10,000 and $5,000 for Messrs. Lee and Forsberg, respectively.

Name	Title	2011 Base Salary
Robert L. Demorest	Chairman of the Board, President and Chief Executive Officer	$295,717
Daniel W. Mayer	Executive Vice President and Chief Technical Officer	$223,310
Darrell B. Lee	Vice President, Chief Financial Officer, Treasurer and Secretary	$174,927
Douglas J. Lindemann	Vice President and General Manager	$190,383
Robert E. Forsberg	Vice President and President of Baseline-MOCON, Inc.	$160,779

Fiscal 2011 Incentive Pay Plan.  In addition to base compensation, MOCON provides its executive officers and other employees a direct financial incentive to achieve MOCON’s annual financial, earnings and other goals through the MOCON, Inc. Incentive Pay Plan, which was established pursuant to resolutions of the Compensation Committee effective January 1, 2003 (and amended on October 4, 2010). The amended plan was filed as Exhibit 10.1 to the Form 8-K MOCON filed on October 6, 2010. Under the Incentive Pay Plan, annual goals are measured by MOCON’s annual net income before income taxes and incentives for all the above-named executive officers.  The Incentive Pay Plan contemplates that each year the Compensation Committee will establish goal amounts for MOCON’s executive officers and will determine the percentage of salary at goal for MOCON’s executive officers. On December 27, 2010, the Compensation Committee established these goal amounts and determined these percentages. Although the goal amounts are confidential, the 2011 percentages of salary at goal range from thirty-five percent to sixty-five percent of 2011 base salary earned, at goal, with the actual incentive paid based on the percentage of goal achieved, up to a maximum of one hundred fifty percent.  The fiscal 2011 goals and percentages of salary were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Fiscal 2011 Special Performance Related Bonuses.  On December 27, 2010, the Compensation Committee decided to establish a special performance related bonus arrangement for each of Messrs. Demorest, Mayer, Lee, Lindemann and Forsberg to further motivate these individuals to attain a certain company-related performance goal in addition to the profitability performance-related goals covered under MOCON’s Incentive Pay Plan.  While the specific performance goal remains confidential, if achieved, the bonuses will be in the form of an extra week of paid vacation and an all-expense paid trip for two, up to maximum amounts ranging from $10,000 to $13,000.  The terms of the fiscal 2011 special performance related bonuses were set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between MOCON and the executive officers.

Discretionary Bonus.  On December 27, 2010, the Compensation Committee decided to grant an aggregate cash bonus of $125,000 to MOCON’s domestic employees in recognition of MOCON’s 2010 financial performance.  This bonus will be paid in early 2011.  This aggregate bonus of $125,000 will be allocated among MOCON’s domestic employees in a manner to be determined by Mr. Demorest, and the portion of this bonus allocated to any executive officer has been approved by the Compensation Committee.  The following amounts have been approved for payment to the executive officers: Mr. Demorest $28,660; Mr. Mayer $13,345; Mr. Lindemann $12,763; Mr. Lee $9,856; and Mr. Forsberg $8,136.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOCON, INC.

Dated: January 3, 2011	By:	/s/ Darrell B. Lee
Darrell B. Lee
Vice President, Chief Financial Officer,
Treasurer and Secretary